UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT A MEETING OF

THE BOARD OF DIRECTORS

OF

AGRITEK HOLDINGS, INC.

The undersigned, constituting all of the Directors (the “Directors”) of Agritek Holdings, Inc. a Delaware Corporation (the "Company"), by written consent, in lieu of a special meeting, pursuant to Section 141(f) of the Delaware General Corporation Law, do hereby take, approve and adopted the following actions and transactions:

WHEREAS, the acting Chief Executive Officer B. Michael Friedman (“CEO”) for the Company and acting sole Director for the Company wishes to resign from both positions, effective immediately.

WHEREAS, as the final act of the sitting Board, the Board wishes to appoint Howard Cass as the Interim CEO and sole Director for the Company, and to vest in him all of the accompanying rights and responsibilities of both positions.

WHEREAS, Company desires to obtain the services of Howard Cass to continue to serve on the Company’s BOD, and Mr. Cass desires to serve on the BOD as Chief Executive Officer, upon the terms and conditions of the attached Employment Agreement;

WHEREAS, the Company recommends to the Board of Directors to approve the Employment Agreement, and pursuant to the Agreement to issue to Mr. Cass; All Preferred Voting Shares of Agritek Holdings Inc. for service as CEO and sole director of the BOD.

THEREFORE, BE IT RESOLVED, that the final act of the current Board is to accept the resignation of B. Michael Friedman, and to appoint Howard Cass as Interim CEO and sole Director for the Company;

RESOLVED FURTHER, that the receipt by telephone facsimile or by electronic delivery of a portable document file of a signature of a director(s) to the within Action, on the same or separate copies hereof, shall be accepted and effective for purposes hereof as an original manual signature of such director(s); provided , that each such director(s) delivering his or her signature by telephone facsimile or electronic delivery of a portable document file shall promptly mail or otherwise to the Corporation a manually signed signature to the within Actions, the failure of the Corporation to receive same in no wise voiding the signature received by telephone facsimile or electronic delivery of a portable document file, and such director(s) may re-execute, at a later date, an original if the within Actions under date of his or her telephone facsimile or portable document file signature without need or requirement to disclose that such re-execution was on any date other than the date of the telephone facsimile or electronic delivery of a portable document file and

RESOLVED, FURTHER, that the officers of the Corporation be, and they hereby are, authorized and directed to take all such further action and to execute, deliver, certify and file all such instruments and documents in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay such taxes and expense, as in their judgement shall be necessary or advisable in order to carry out fully the intent and to accomplish the purposes of the foregoing resolutions, and each of them.

The forgoing constitutes a complete record of actions taken, adopted, approved and ratified by the sole director of the Corporation.